Exhibit 5.1

[MEITAR LETTERHEAD]

December 13, 2011

To:
Gazit-Globe Ltd.
1 Hashalom Rd.
Tel Aviv 67892, Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for Gazit-Globe Ltd., an Israeli company (the “Company”), in connection with the underwritten public offering by the Company, contemplating (i) the issuance and sale by the Company of an aggregate of 12,000,000 ordinary shares, par value NIS 1.00 per share (“Ordinary Shares”) of the Company (the “Offering Shares”) and (ii) the potential issuance and sale by the Company of up to an additional 1,800,000 Ordinary Shares (the “Additional Shares” and, collectively with the Offering Shares, the “Shares”), that are subject to an over-allotment option to be granted by the Company to the underwriters of the offering (the “Offering”). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the registration statement on Form F-1 (File No. 333-178320) (the “Registration Statement”), filed by the Company with the SEC and to which this opinion is attached as an exhibit; (ii) a copy of the memorandum of association and articles of association of the Company, as currently in effect; (together the “Articles”); (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved, in each case, which relate to the Registration Statement and the actions to be taken in connection with the Offering (the “Resolutions”); and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinion hereafter set forth. We have also made inquires of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion hereafter set forth that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share in such amount and form as shall be determined by the Board or an authorized committee thereof, the Shares, when issued and sold in the Offering as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/  Meitar Liquornik Geva & Leshem Brandwein
Meitar Liquornik Geva & Leshem Brandwein

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